UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 28, 2012 (December 24, 2012)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Madison Avenue
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David J. Stevens Agreement

On December 24, 2012 (the “Effective Date”), Investment Technology Group, Inc. (the “Company”) and David J. Stevens entered into a written agreement (the “Agreement”) pursuant to which they mutually agreed that, effective January 31, 2012 (the “Separation Date”), Mr. Stevens resigned as Head of U.S. and Latin America Sales & Trading.

In consideration for Mr. Stevens’ execution and non-revocation of the Agreement and agreement to certain restrictive covenants described below, the Company will pay Mr. Stevens the payment and benefits set forth below.

Payment and Benefits.  Pursuant to the Agreement, Mr. Stevens will receive a total payment of Six Hundred Thirty One Thousand Nine Hundred Twelve British Pounds (£631,912) to be paid in six (6) monthly installments following the Separation Date.  In addition, the Company will (1) pay Mr. Stevens Two Thousand Five Hundred Twenty Eight British Pounds (£2,528) representing the enrollment cost of a private medical plan in the United Kingdom for 2013 and (2) continue to provide Mr. Stevens with tax preparation services by a Company-designated tax services provider for certain U.S. tax returns.

Subject to Mr. Stevens’ compliance with the terms of the Agreement, (i) the outstanding stock units awarded to Mr. Stevens pursuant to the grant notices related to time-based awards dated February 23, 2010,  February 25, 2011 and February 23, 2012 (the “Time-based Awards”) under the Company’s Variable Compensation Stock Unit Award Program Subplan (the “Equity Subplan”) and (ii) a portion of the Basic Units (as defined in the Equity Subplan) of the performance-based awards granted to Mr. Stevens on February 23, 2012 under the Equity Subplan (the “Performance-based Awards”) will continue to vest as if Mr. Stevens continued in employment with the Company through each applicable vesting date in the case of the Time-based Awards and through February 23, 2014 for the Performance-based Awards.  Such awards will be issued to Mr. Stevens in accordance with the terms of the Equity Subplan, provided that he continues to comply with certain provisions in the Agreement.  The remaining outstanding stock unit awards related to the performance-based awards granted to Mr. Stevens on February 23, 2012 under the Equity Subplan will be forfeited on the Separation Date.

Restrictive Covenants.  The Agreement provides that, in addition to Mr. Stevens being bound by the Company’s standard confidentiality covenants, Mr. Stevens cannot (i) engage or participate in any business, entity or endeavor for the 3-month period following the Separation Date, (ii) engage, participate or be interested in any business, entity or endeavor with certain competitors for the 12-month period following the Separation Date, or (iii) during the period of time from the Effective Date to the date on which all stock unit awards under the Equity Subplan are issued, (x) solicit or hire any employee, contractor or consultant of the Company or (y) through the use of Company trade secrets and confidential information solicit (A) any former or existing clients of the Company for which Mr. Stevens provided services or for which he had significant responsibility during the two years prior to the Effective Date, (B) any person or entity that becomes a client of the Company during the nine month period following the Effective Date and for which Mr. Stevens participated in a proposal to provide services during the two years prior to the Effective Date or (C) any prospective client with whom Mr. Stevens had substantive contact during his employment with the Company concerning the provision of the Company’s products or services.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an Exhibit to the Company’s 2012 Annual Report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Duly Authorized Signatory of Registrant

Dated: December 28, 2012